CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Veterinary Centers of America, Inc. (Nos. 33-44622, 33-56848, 33-57770, 33-57772, 33-57768 and 33-56846) and the Registration
Statements on Form S-3 of Veterinary Centers of America, Inc. (Nos. 33-80212, 33-42504, 33,97682 and 33-00376) of our report dated September 12, 1995 relating to the financial statements of Pets' Rx, Inc., which appears in this Current Report on Form 8-K of Veterinary Centers of America, Inc.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
San Jose, California
July 2, 1996